Future Revenue Growth*

METHODE ELECTRONICS, INC.


Revenue in millions of USD
as of December 5, 2013
$1,000
900
800
700
600
500
400
300
200
100
0
~16% CAGR
$373
$428
$465
$520
$735
$800
$845
$929
$77
$67
$86
$768
$776
Opportunities
(represent multi-year awards)
Base + Booked
2010A
2011A
2012A
2013A
2014F
2015F
2016F
2017F

- Revenues may vary 15% to 20% based on economic conditions, customer demand and other factors
- Based on LMC Automotive production estimates, customer forecasts and other data
- Excludes any future acquisitions
- Excludes transmission torque sensor opportunities from Magneto Elastic technology
- Fiscal 2014 revenue represents mid-point of current guidance range
- Opportunities include pending automotive wins, sales from new products, and current opportunities in non-automotive business
  - $77M in FY16 carries over and increases to $86M in FY17
  - $67M in FY17 represents additional opportunities

*This revenue chart contains forward-looking information which reflects management's current expectations regarding future events and operating performance and speaks only as of December 5, 2013. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis, annual basis or otherwise. Methode's ability to achieve the revenues reflected in the chart above will be subject to a number of risks and uncertainties. A number of factors that could cause actual results to differ materially from these expectations are detailed in Methode's annual and quarterly filings with the Securities and Exchange Commission. Such factors may include, without limitation, the following: (1) the demands of a small number of large customers, including two large automotive customers; (2) economic conditions in the automotive, appliance, computer and communications industries; (3) timing and cost of new program launches; (4) the accuracy of volume projections regarding certain makes and models of automobiles and other products; (5) the ability to win new business; (6) the ability to compete effectively and withstand price pressure; and (7) recovery of the European economy.